Exhibit 3.2

                                     BYLAWS


                                       of


                            KEYSTONE FINANCIAL, INC.


                          (a Pennsylvania corporation)


                                November 21, 1996
                         as amended to November 19, 1998

                            KEYSTONE FINANCIAL, INC.

                                     BYLAWS

                                    ARTICLE I
SHAREHOLDERS


         Section 1.01. Annual Meetings. Annual meetings of the shareholders shall be held on the last Thursday of April in each year at 2:00 p.m., at the principal business office of the Corporation, or at such other date, time and place as may be fixed by the Board of Directors. Written notice of the annual meeting shall be given at least ten days prior to the meeting to each share-holder entitled to vote thereat. Any business may be transacted at the annual meeting irrespective of whether or not the notice calling such meeting shall contain a reference thereto, except otherwise expressly required herein or by law.

     Section 1.02. Special Meetings. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the Chairman of the Board, the President or the Board of Directors, by delivering a written request to the Secretary. Special meetings shall be held at the principal business office of the Corporation or at such other place as may be fixed by the Board of Directors. Written notice of special meetings shall be given at least ten days prior to the meeting to each shareholder entitled to vote thereat. No business may be transacted at any special meeting other than that stated in the notice of meeting and business which is germane thereto.

     Section 1.03. Organization. The Chairman of the Board, if one has been elected and is present, or in his absence, the President, or in his absence, any Vice President designated by the Board, shall preside, and the Secretary, or in his absence, any Assistant Secretary, shall take the minutes at all meetings of the shareholders. In the absence of the Secretary and an Assistant Secretary, the presiding officer at the meeting shall designate any other person to take the minutes of the meeting.

     Section 1.04.  Notice of Business to be Presented at Shareholder  Meetings.

     (a) Annual Meetings of Shareholders. The proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding sentence, such business must be a proper matter for shareholder action, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such notice must comply with the following requirements:

               (1) To be timely, a shareholder's notice given pursuant to this Section must be received at the principal executive offices of the Corporation, addressed to the Secretary, not less than 120 calendar days before the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence,
               (A) for business to be presented at the 1999 annual meeting of shareholders, a shareholder's notice shall be considered timely if so received by the Corporation on or before December 19, 1998 and (B) if the date of the annual meeting at which such business is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a shareholder's notice shall be considered timely if so received by the Corporation (i) on or before the later of (x) 150 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the Corporation of the date of such annual meeting and (ii) not later than 15 calendar days prior to the scheduled mailing date of the Corporation's proxy materials for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

               (2) A shareholder's notice given pursuant to this Section shall set forth (A) the name and address of the shareholder who intends to make the proposal and the classes and numbers of shares of the Corporation's stock beneficially owned by such shareholder; (B) a representation that the shareholder is and will at the time of the annual meeting be a holder of record of stock of the Corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s), (C) a description of the business the shareholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the shareholders, (D) the name and address of any beneficial owner(s) of the Corporation's stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and (E) the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any such beneficial owner.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

     (c)  General.

     (i) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and, if any business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

     (ii)For purposes of this Section, (A) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (B) "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of a shareholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.

ARTICLES II

DIRECTORS

     Section 2.01. Number, Election and Term of Office. The number of Directors which shall constitute the full Board of Directors shall be fixed by the Board of Directors, pursuant to a resolution adopted by a majority vote of the Disinterested Directors then in office, but shall not be less than five or more than twenty-five. Between annual meetings of the shareholders, the Board of Directors by a vote of a majority of the Disinterested Directors then in office, may increase the membership of the Board, within the maximum above prescribed, by not more than three members and, by like vote, appoint qualified persons to fill the vacancies created thereby in accordance with Section 2.10 hereof. No decrease in the number of Directors constituting the full Board of Directors shall shorten the term of any incumbent Director. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class being as nearly equal in number as possible. If such classes of Directors are not equal, the Board of Directors, by a majority vote of the Disinterested Directors then in office, shall determine which class shall contain an unequal number of Directors. At each annual meeting of shareholders, the shareholders shall elect Directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Each Director of the Corporation shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify. Each Director shall hold office from the time of his election but shall be responsible as a Director from such time only if he consents to his election; otherwise from the time he accepts office or attends his first meeting of the Board. As used herein, the term "Disinterested Director" shall have the meaning provided in Article 10.1(g) of the Restated Articles.

     Section 2.02. Regular Meetings;Notice. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law. However, whenever the time or place of regular meetings shall be initially fixed and then changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action. Any business may be transacted at any regular meeting.

     Section 2.03. Annual Meeting of the Board. The annual meeting of the Board of Directors each year shall be held immediately after the annual meeting of the shareholders at such place as may be fixed by the Board.

     Section 2.04. Special Meetings; Notice. Special meetings of the Board may be called at any time by the Board itself by vote at a meeting, or by the Chairman, the President, or not less than one-fourth in number of the members of the Board, to be held at such place, day, and hour as shall be specified by the person(s) calling the meeting. Notice of every special meeting of the Board of Directors stating the place, day, and hour thereof shall be given to each Director by being mailed, sent by telecopier, telex, telegraph or electronic mail or given personally or by telephone, in each case at least 24 hours before the time at which the meeting is to be held. Any business may be transacted at any special meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required herein or by law.

     Section 2.05. Meetings by Telephone. One or more of the Directors may participate in any special meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other. Participation in a special meeting in this manner by a Director will by considered to be attendance in person for all purposes under these Bylaws. This
Section 2.05 shall not apply to the annual meting or to the regular meetings of the Board of Directors.

     Section 2.06. Organization. At all meetings of the Board of Directors, the presence of at least a majority of the Directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present until a quorum as aforesaid shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either by being sent by telecopier, telex, telegraph, or electronic mail or given personally or by telephone at least 8 hours prior to the hour of reconvening. Except as otherwise provided herein, the Restated Articles or by law, resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be valid and effective, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened. The Chairman of the Board, if one has been elected and is present, or if not, the President, shall preside at each meeting of the Board. In the absence of both the Chairman and the President, the Directors present shall designate one of their number to preside at the meeting. The Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

   Section 2.07. Director Nominations and Qualifications.

         (a) The Board of Directors shall establish a Nominating Committee from among its members. This Nominating Committee shall establish criteria for selection of nominees to stand for election or reelection at any annual meeting of the shareholders and shall report its recommendations to the Board for its action. Any shareholder who desires to have an individual considered for nomination must submit his recommendation in writing to the Secretary of the Corporation at least ninety (90) days prior to any annual meeting at which the election of Directors will occur.

         (b) Any Director or nominee who has attained the age of 70 on or prior to date of any annual meeting shall not stand for reelection or election at that annual meeting. Furthermore, the term of any Director who has attained the age of 70 on or prior to the date of any annual meeting shall expire at that annual meeting.

         (c) Any Director who becomes more than 50% retired from a principal occupation on or prior to the date of any annual meeting shall not stand for reelection at that annual meeting. Furthermore, the term of any Director who becomes more than 50% retired from a principal occupation on or prior to the date of any annual meeting, shall expire at that annual meeting.

         (d) Director who shall no longer be engaged in his usual and customary occupation on or prior to the date of any annual meeting shall not stand for reelection at that annual meeting. Furthermore, the term of any Director who shall no longer be engaged in his usual and customary occupation on or prior to the date of any annual meeting shall expire at that annual meeting. The Board may waive the application of this subsection (d) by a majority vote at any regular or special meeting of the Board.

         (e) Any Director who shall move his residence from the trade area of the corporation on or prior to the date of any annual meeting shall not stand for reelection at that annual meeting. Furthermore, the term of any Director who shall move his residence from the trade area of the corporation on or prior to the date of any annual meeting shall expire at that annual meeting. For the purposes of this subsection (e) "trade area" shall be defined as any county in which the Corporation or any of its banking subsidiaries has an office or branch and any county contiguous thereto.

         (f) Any vacancy created by virtue of this section shall be filled according to the provisions of Section 2.10 of these Bylaws.

     Section 2.08 Presumption of Assent. Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding regular meeting. Each Director shall be presumed to have assented to the correctness of such minutes unless his objection thereto shall be made to the Secretary within two business days after such succeeding regular meeting.

     Section 2.09. Resignations. Any Director may resign by submitting to the Chairman of the Board, if one has been elected, or to the President or the Secretary, his resignation which shall become effective upon its receipt by such officer or as otherwise specified herein.

     Section 2.10. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled only by a majority vote of the Disinterested Directors (as defined in Article 10.1(g) of the Restated Articles) then in office, though less than a quorum, except as otherwise required by law. All such Directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.


     Section 2.11. Committees. (a) General. Standing or temporary committees may be appointed from its own number by the board of Directors from time to time, and the Board may from time to time invest committees with such power and authority, subject to such conditions as it may see fit. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

     (b) Executive Committee. An Executive Committee may be appointed by a majority of the full Board; it shall have all the powers and exercise all the authority of the Board in the management of the business and affairs of the Corporation except as specifically limited by the Board and except as to matters for which action by the full Board is required by the Restated Articles or
Section 1731(a)(2) of the Pennsylvania Business Corporation Law.

     (c) Audit Committee. An Audit Committee shall be appointed by a majority of the full Board. The Audit Committee shall be composed of Directors who are independent of management of the Corporation, are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member and comply with the requirements of applicable laws and regulations as to the composition of Audit Committee.

     The Audit Committee shall assist the Board in fulfilling its oversight responsibilities in the areas of internal controls, financial reporting, the Corporation's internal and external audit programs, compliance with significant laws and regulations in areas in which it has oversight responsibility and in other related areas from time to time assigned to it.

     The Audit Committee shall, at least once in each year, make or cause to be made by independent certified public accountants selected by the Board or shareholders for the purpose, an audit of the books and affairs of the Corporation. Such audit shall be performed in accordance with Generally Accepted Auditing Standards. Upon completion of the audit, the Committee shall make a report thereof and its recommendations to the Board of Directors at its next regular meeting.

     Section 2.12. Emergency Preparedness. Notwithstanding any other provisions of law, the Articles or these Bylaws, during any emergency period caused by a national catastrophe or local disaster, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing Directors to fill such emergency vacancies; and a majority of the Directors present at such a meeting may act to fill such vacancies. Directors so elected shall serve until such absent Directors are able to attend meetings or until the shareholders act to elect Directors for such purpose. During such an emergency period, if the Board is unable to or fails to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the Board of Directors or the officers so acting.

ARTICLE III
OFFICERS AND EMPLOYEES

     Section 3.01. Executive Officers. The Executive Officers of the Corporation shall be the Chairman, the President, the Secretary, the Treasurer, and one or more Vice Presidents as the Board may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office at the pleasure of the Board of Directors, or until his death or resignation.

     Section 3.02. Additional Officers; Other Agents and Employees. The Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; the Board or the President shall prescribe their duties, conditions of employment and compensation; and the Board shall have the right to dismiss them at any time, without prejudice to their contract rights, if any. Subject to the power of the Board, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them at any time, without prejudice to their contract rights, if any.

     Section 3.03. The Chairman. The Chairman of the Board shall be elected from among the Directors. The Chairman (and in his absence, the President) shall preside at all meetings of the shareholders and of the Board and shall have such other powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors.

     Section 3.04. The President. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations, affairs and employees of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out.

     In absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Board. The President shall exercise such other powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors. In his absence for reasons other than disability, the President may designate any officer or Director of the Corporation to exercise all of the powers and duties of the President. In case of the disability of the President, the Board shall designate an officer or Director to exercise such powers.

     Section 3.05. The Vice Presidents. The Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such other powers and duties as from time to time may be prescribed in these Bylaws or by the Board of Directors or by the President.

     Section 3.06. The Secretary and Assistant Secretaries. It shall be the duty of the Secretary (a) to keep or cause to be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors and a copy of the Articles and of the Bylaws; (b) to attend to the giving of notices of the Corporation as may be required by law or these Bylaws; (c) to be responsible for the corporate records and the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep at the registered office of the Corporation, or cause to be kept at the office of a transfer agent or registrar, the stock books of the Corporation and an original or duplicate share register, giving the names of the shareholders in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary and such other powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such other powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

     Section 3.07. The Treasurer and Assistant Treasurers. The Treasurer shall exercise all powers and duties incident to the office of Treasurer and such other duties as may be prescribed by the Board of Directors or by the President from time to time. The Treasurer, by virtue of his office, shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such other powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

     Section 3.08. Compensation. The compensation of all Executive Officers, elected pursuant to Section 3.01 of these Bylaws, shall be fixed from time to time by the Board of Directors or by any committee authorized by the Board of Directors to do so. The President may fix the compensation of all other officers, agent and employees. The Board may direct that additional compensation be paid to any officers or employees for any year or years, based upon the performance of such persons during such year, or on the success of the operations of the Corporation during such year, or for any other reason deemed appropriate.

     Section 3.09. Vacancies. Any vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

     Section 3.10. Delegation of Duties. The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

ARTICLE IV
SHARES OF CAPITAL STOCK

     Section 4.01. Share Certificates. Every holder of fully-paid stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer which shall represent and certify the number and class of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of shareholders.

     Section 4.02. Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation in accordance with regular commercial practice.

     Section 4.03. Lost, Stolen, Destroyed or Mutilated Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine.

     Section 4.04. Regulations Relating to Shares. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     Section 4.05. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

ARTICLE V

MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

     Section 5.01. Notes, Checks, etc. All notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit) guarantees, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officers or agents of the Corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

     Section 5.02.  Execution of  Instruments  Generally.  Except as provided in
Section 5.01, all deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be signed by the President, any Vice President or the Treasurer; and authority to sign any of the foregoing, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate from time to time by instrument in writing all or any part of such authority to any other person or persons if authorized to do so by the Board of Directors, which authority may be general or confined to specific instances.

     Section 5.03. Voting of Investment Securities Owned by Corporation. Investment securities owned by the Corporation and having voting power in any other corporation shall be voted by the President or his designee, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies with general power of substitution.

ARTICLE VI
GENERAL PROVISIONS

     Section 6.01. Offices. The principal business office of the Corporation shall be at One Keystone Plaza, Front & Market Streets, P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the Corporation may require.

     Section 6.02. Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal which shall contain the full name of the Corporation and the year and state of incorporation.

     Section 6.04. Financial Reports to Shareholders. The Board shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accom-panied by the report of an independent certified public accountant.

     Section 6.05. Prior Board Approval of Certain Matters. The following matters or actions shall be subject to the prior consideration and approval of the Board of Directors:

(1)  Proposed budget of all subsidiaries of the Corporation.

(2) All proposed changes in the duties or title of Executive management of Keystone Financial, Inc. (Corporate CEO, Corporate Executive Officers, Bank
CEOs), including any salary adjustments, promotion or demotions related thereto.

     Section 6.06. Non-Applicability of Statute. Subchapter 25G (Control-Share Acquisitions) and Subchapter 25H (Disgorgement by Certain controlling shareholders Following Attempts to Acquire control) of the Pennsylvania Business Corporation Law, added by the Act of April 27, 1990 (P.L. _________ No. 36), shall not be applicable to the Corporation. (This By-Law provision was adopted by action of the Board of Directors on July 26, 1990).

ARTICLE VII
VALIDATION OF CERTAIN CONTRACTS


     Section 7.01. General. A contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and another person in which one or more Directors or officers of the Corporation are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the Director or officer is present at or participants in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if:

(1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board authorizes the contract or transaction by the affirmative votes of the disinterested Directors even though the disinterested Directors are less than a quorum;

(2) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of those shareholders;

(3) or the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the share-holders.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes a contract or transaction referred to in this Section. As used in this Section, the term "person" includes a corporation for profit or not-for-profit, partnership, joint venture, firm, association, trust or other enterprise or legal entity.

ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section  8.01.   Indemnification   of,  and  Advancement  of  Expenses  to,
Directors,  Officers  and  Others.

(a) Right to Indemnification. Except as prohibited by law, every Director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other; whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnerships, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Corporation (an "Indemnitee Action") other than an Action for indemnity or advancement of expenses as provided in Subsection (c). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section. As used in this Section 8.01, "indemnitee" shall include each Director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this
Section 8.01; "expenses" shall include fees and expenses of counsel selected by an indemnitee; and "liability" shall include amounts of judgments, excise taxes, finds, penalties and amounts paid in settlement.

(b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Section 8.01, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

(c)  Right of Indemnitee to Initiate Action. If a written claim under Subsection
(a) or Subsection (b) of this Section 8.01 is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover a claim for indemnification under Subsection(a) of this Section 8.01 shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania's law. The only defense under Subsection (b) of this Section 8.01 shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Section 8.01.

(d) Insurance and Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 8.01. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

               (e) Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this
               Section  8.01  shall  (I) not be  deemed  exclusive  of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, bylaw, charter provision, vote of shareholders or Directors or otherwise, (ii)
               be  deemed  to  create   contractual  rights  in  favor  of  each
               indemnitee  who  serves  the  Corporation  at any time while this
               Section 8.01 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section) and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section
               8.01 and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section 8.01 or adoption of any other Bylaw or provision of the Articles of Incorporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 8.01 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, Bylaw or other provision.

               (f) Partial Indemnity. If an indemnitee is entitled under any provision of this Section 8.01 to indemnification by the Corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

               (g) Applicability of Section. This Section 8.01 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     Section 8.02.  Personal  Liability of Directors.

               (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

               (b) This Section 8.02 shall not apply to any action, suit or proceeding filed prior to January 27, 1987 nor to any breach of performance of duty of any failure of performance of duty by a Director of the Corporation occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while this Section is in effect, and each such Director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this section or adoption of any other Bylaws or any provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not effect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other Bylaw or provision.

ARTICLE IX
AMENDMENTS

         Section  9.01.  Amendments.

               (a) Except with respect to those matters which are, by statute, reserved exclusively to the shareholders, these Bylaws may be amended, altered and repealed, and new Bylaws may be adopted, by a vote of the majority of the Disinterested Directors (as defined in Section 10.1(g) of the Restated Articles) then in office, at any regular or special meeting of the Board.

               (b) When the Bylaws are to be amended, altered or repealed, or new Bylaws adopted by the Board of Directors, written notice of any such proposed change shall be given to each Director at least ten (10) days prior to the regular or special meeting at which the proposed change is to be considered. The notice shall include the text of the Bylaws which is to be amended, altered or repealed, and the text of the change which is being proposed.

               (c) These Bylaws may also be amended, altered and repealed, and new Bylaws may be adopted, by the shareholders at any regular or special meeting by the votes required by Section 8.3 of the Restated Articles of the Corporation or, if no special vote is required by Section 8.3 of the Restated Articles or otherwise by law, by a majority of the votes cast thereon by all shareholders entitled to vote on the proposal. When the Bylaws are to be amended, altered, or repealed, or new Bylaws adopted by the shareholders, written notice that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws shall be given to each shareholder at least ten (10) days prior to the regular or special meeting at which the proposed change is to be considered. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

               (d) No provision of these Bylaws shall vest in any person any property or (except as provided in Sections 8.01(e) and 8.02 of these Bylaws) any contract right.